Exhibit 99.1

Chrysler Group LLC Reports October 2013 U.S. Sales Increased 11 Percent; Best

October Sales Since 2007

•	43rd-consecutive month of year-over-year sales gains

•	Chrysler, Jeep®, Dodge and Ram Truck brands each post sales increases in October compared with same month a year ago

•	Six Chrysler Group vehicles each set sales record for month of October

•	Jeep Grand Cherokee, Wrangler, Compass and Patriot each post year-over-year sales gains led by the 68 percent increase in Compass sales

•	Two all-new models – 2014 Jeep Cherokee mid-size SUV and 2014 Ram ProMaster van – arriving at dealerships across the country; first sales recorded in October for both new vehicles

•	Ram Truck, Jeep and Dodge brand vehicles take top honors at the annual Texas Auto Writers Association (TAWA) Texas Truck Rodeo

•	All-new 2014 Fiat 500L and all-new 2014 Jeep Cherokee each earn a Top Safety Pick from Insurance Institute for Highway Safety (IIHS)

Auburn Hills, Mich., Nov. 1, 2013 – Chrysler Group LLC today reported U.S. sales of 140,083 units, an 11 percent increase compared with sales in October 2012 (126,185 units), and the group’s best October sales since 2007.

The Chrysler, Jeep®, Dodge and Ram Truck brands each posted year-over-year sales gains in October compared with the same month a year ago. The Ram Truck brand’s 22 percent increase was the largest sales gain of any Chrysler Group brand during the month. Chrysler Group extended its streak of year-over-year sales gains to 43-consecutive months in October.

“After a choppy start to the beginning of the month, Chrysler Group sales accelerated in the second half of the month with renewed consumer confidence and the launch of our all-new Jeep Cherokee,” said Reid Bigland, Head of U.S. Sales. “Following a meticulous focus on quality, our new Jeep Cherokee began shipping to dealers and quickly selling which helped us to achieve our 43rd-consecutive month of year-over-year sales increases.”

The all-new 2014 Jeep Cherokee and the all-new 2014 Ram ProMaster went on sale in October expanding the Chrysler Group product lineup. Six Chrysler Group vehicles logged their best October sales ever, including the Jeep Wrangler and Jeep Patriot, and the Dodge Journey crossover, Dodge Dart compact car, and the Dodge Challenger. This was the Wrangler’s seventh sales record this year, including an all-time sales record in May. The Ram Cargo Van also logged its best October sales ever.

Chrysler Group finished the month with an 86-days supply of inventory (445,271 units). U.S. industry sales figures for October are projected at an estimated 15.7 million units Seasonally Adjusted Annual Rate (SAAR).

October 2013 U.S. Sales Highlights by Brand

Ram Truck Brand

Ram Truck brand sales were up 22 percent compared with the same month a year ago. Sales of the Ram pickup truck were up 18 percent, its 42nd-consecutive month of year-over-year sales gains and its best October sales since 2004. The Ram Truck brand recorded its first sales of the all-new 2014 Ram ProMaster van in October.

The Ram Truck brand took home eight awards last month at the annual Texas Auto Writers Association Texas Truck Rodeo, including the Truck Line of Texas. The 2014 Ram 1500 was named Truck of Texas for the second-consecutive year, as well as Full-Size Truck and Luxury Truck of Texas. The 2014 Ram 2500 received the Heavy Duty Truck of Texas award and Best Technology award for its five-link coil rear suspension. The 2014 Ram ProMaster was named the Commercial Vehicle of Texas, while the Ram 1500 and Jeep Grand Cherokee shared the Best Powertrain award for the 3.0L EcoDiesel engine.

Sales of the Ram Cargo Van were up 120 percent, its best October sales ever.

Dodge Brand

Dodge brand sales were up 12 percent in October, the brand’s best October sales since 2005 and its 29th-consecutive month of year-over-year sales gains. The Dodge Dart, Dodge Challenger and Dodge Journey mid-size crossover each recorded their best October sales ever, while sales of the Dodge Charger sport sedan were up 60 percent.

Sales of the Dodge Grand Caravan were up 9 percent, the minivan’s best October sales in seven years. To celebrate 30 years of minivan leadership, the 2014 Dodge Grand Caravan 30th Anniversary Edition, available on both the SE and SXT models, is now on sale featuring unique content, including commemorative badging, special paint and black interior trim.

The Dodge Durango full-size SUV extended to 12-consecutive months its run of year-over-year sales gains with its 59 percent increase. The Durango was named the 2014 Full-Size SUV of Texas during TAWA’s Texas Truck Rodeo in October.

Jeep® Brand

Jeep brand sales were up 7 percent in October as all Jeep brand vehicles, excluding the all-new 2014 Jeep Cherokee, posted year-over-year sales gains. The Jeep Compass, with its 68 percent sales gain, recorded the largest percentage increase of any Jeep brand model in October. The Jeep Wrangler and Jeep Patriot each set a sales record for the month of October. The Wrangler has set a sales record in seven months this year, including an all-time record in May. Sales of the Jeep Grand Cherokee, the SUV of Texas for the fourth-consecutive year, were up 20 percent in October, its best October sales since 2005. The flagship Grand Cherokee also won Mid-Size SUV and

Luxury Mid-Size SUV of Texas during last month’s Texas Truck Rodeo. The Wrangler took home the award for Off-Road Utility Vehicle of Texas.

The all-new Jeep Cherokee mid-size SUV went on sale in October in dealerships across the country, recording sales of 579 units in its partial month of sales. The Cherokee has already won an award in its first head-to-head vehicle competition – Compact SUV of Texas – in TAWA’s Texas Truck Rodeo. In addition, the Cherokee earned a Top Safety Pick from the Insurance Institute for Highway Safety in October.

The Cherokee completely redefines the mid-size SUV segment, delivering legendary Jeep 4x4 capability, a segment-first nine-speed automatic transmission, fuel economy improvements of more than 45 percent (versus the former Jeep Liberty model), superior on-road ride and handling, a cutting-edge, revolutionary design, world-class craftsmanship, class-exclusive technology and more than 70 advanced safety and security features.

Chrysler Brand

Chrysler brand sales were up 6 percent, the brand’s best October sales performance since 2007. Sales of the award-winning Chrysler Town & Country were up 28 percent, the minivan’s best October sales in six years. As the creator of the minivan segment, Chrysler Group is celebrating 30 years of the minivan this fall. Now on sale, the 2014 Chrysler Town & Country 30th Anniversary Edition is based on the Touring L model and features unique exterior and interior content. Town & Country sales are up 6 percent through October this year compared with the same period in 2012.

FIAT Brand

FIAT brand sales were down slightly in October compared with the same month a year ago. The Fiat 500e all-electric model, available in the state of California, logged its best sales month so far this year. Sales of the all-new 2014 Fiat 500L were up 26 percent in October versus the previous month. October was the 500L’s best sales month since launch in June. The 500L was named a 2013 Top Safety Pick in October by the Insurance Institute for Highway Safety. The 500L recorded the highest-possible rating in each of four IIHS tests to determine the Top Safety Pick. The innovative, four-door B-segment hatchback was one of two Chrysler Group vehicles to earn the designation during the latest round of IIHS evaluations. Top Safety Pick testing simulates a side impact, front moderate-overlap impact, roof-crush consistent with a rollover, and a rear collision capable of inducing whiplash.

Chrysler Group LLC U.S. Sales Summary Thru October 2013

	Month Sales		Vol % Change	Sales CYTD		Vol % Change
Model	Curr Yr	Pr Yr		Curr Yr	Pr Yr
500	2,378	3,720	-36%	31,372	36,462	-14%
500L	1,296	0	NEW	5,044	0	NEW
FIAT BRAND	3,674	3,720	-1%	36,416	36,462	0%
200	8,348	8,758	-5%	111,207	109,025	2%
300	4,542	5,183	-12%	48,728	58,813	-17%
Town & Country	10,562	8,281	28%	101,263	95,850	6%
CHRYSLER BRAND	23,452	22,222	6%	261,198	263,688	-1%
Compass	4,176	2,486	68%	45,912	34,389	34%
Patriot	5,581	4,209	33%	64,491	53,270	21%
Wrangler	11,780	11,310	4%	131,721	119,787	10%
Liberty	0	4,099	-100%	6,101	67,773	-91%
Grand Cherokee	14,263	11,919	20%	142,960	123,994	15%
Cherokee	579	0	NEW	579	0	NEW
JEEP BRAND	36,379	34,023	7%	391,764	399,213	-2%
Caliber	0	92	-100%	45	10,113	-100%
Dart	5,617	5,455	3%	71,453	14,710	386%
Avenger	5,406	7,637	-29%	84,005	82,375	2%
Charger	7,864	4,924	60%	81,206	68,409	19%
Challenger	3,256	2,686	21%	45,833	36,309	26%
Viper	69	0	NEW	495	20	NEW
Journey	6,373	5,955	7%	71,162	65,306	9%
Caravan	11,609	10,603	9%	103,179	118,730	-13%
Nitro	0	29		0	3,269
Durango	5,120	3,230	59%	49,770	33,282	50%
DODGE BRAND	45,314	40,611	12%	507,148	432,523	17%
Dakota	0	2		0	490
Ram P/U	29,846	25,222	18%	292,633	238,815	23%
Cargo Van	848	385	120%	7,357	5,664	30%
ProMaster Van	570	0	NEW	570	0	NEW
RAM BRAND	31,264	25,609	22%	300,560	244,969	23%
TOTAL CHRYSLER GROUP LLC	140,083	126,185	11%	1,497,086	1,376,855	9%

TOTAL CAR	38,776	38,455	1%	479,388	416,236	15%
TOTAL TRUCK	101,307	87,730	15%	1,017,698	960,619	6%